Shiner International Letter to Shareholders

2007

Dear Fellow Shareholders:

2007 was a remarkable year for Shiner International. We set in motion a number of events that led to a record year of financial performance, new geographic expansion and rapid growth in our newest product – anti-counterfeiting film. This strong performance culminated with our listing on the NASDAQ Stock Exchange in January 2008, providing us with added liquidity and exposure for our stock and marking another milestone in our drive to become a global leader in flexible packaging products.

We began 2007 with a collection of companies and complementary packaging film operations headed by our current management team. We put a strategic plan in place to focus our efforts and technology expertise into a single, cohesive business in July 2007 – Shiner International. With a vision to be China's flexible packaging leader and an emerging global player, we made significant progress throughout the year in expanding our domestic and international customer base, making 2007 a success by many measures.

We grew both our top and bottom line at record rates during fiscal year 2007. Revenues were up 26 percent to $42.8 million, compared with revenues of $34 million in 2006. Likewise, net earnings grew 27.5 percent to $4.5 million, compared to earnings of $3.6 million in 2006, fueled by higher sales volume, increased production efficiency and a strong pricing environment. We also saw dramatic increases across all product segments, with our anti-counterfeiting products growing most rapidly with a year-over-year increase of more than 86 percent to $3.5 million. Sales of our BOPP (bi-axially oriented polypropylene) tobacco film increased 48.8 percent to $11.79 million, and coated films grew 37.4 percent to more than $13 million.

We achieved these results through a mix of domestic and international growth, a management team focused on results, and a sales and marketing team dedicated to educating the marketplace about Shiner's industry-leading products. As part of this growth strategy, we completed a $10.5 million private placement in October 2007. The proceeds from this transaction have already been put to work to expand both our coated and anti-counterfeiting

Fiscal 2007: Key Financial Highlights

- Total revenue increased 26.0% to $42.8 million in 2007
- Net income increased 27.5% to $4.5 million in 2007
- Gross margin increased to 20.0% in 2007, versus 19.5% in 2006
- Operating margin increased to 12.1% in 2007, versus 11.3% in 2006
- BOPP tobacco film sales increased 48.8%
- Coated film sales increased 37.4%
- Anti-counterfeit film sales increased 86.4%

production lines to help us meet the increased market demand for these products. Specifically, we added equipment, capacity and staff in both our Haikou and Nanjing facilities to meet anticipated growth in all our product areas.

The growth of anti-counterfeiting products, both in the People's Republic of China (PRC) and internationally, has been astounding. Sales of our state-of-the-art, holographic-embedded anti-counterfeiting films nearly doubled in 2007 as customers realized the impact that our technology could have on global piracy. Experts and publications such as the University of California's *Berkeley Technology Law Journal* estimate that the worldwide counterfeiting market costs consumer product manufacturers more than $512 billion a year. Often the costs associated with these losses are passed on to the consumer, driving up the prices of products such as DVDs and CDs, and creating safety concerns with food and beverage products. Our anti-counterfeiting films are

2007 Segment Revenue



Anti-counterfeit film 8.2%
Color-printed packaging 33.4%
Coated film 30.8%
BOPP tobacco film 27.6%

2007 Revenue Mix



International 21.4%
Domestic 78.6%

the next generation solution to today's piracy issues, as our films cannot be duplicated or re-used, providing manufacturers with the product and packaging integrity they demand.

We also drove significant growth in our BOPP and coated film product lines during 2007. Our patented process for sealing products ranging from food and beverages to liquor and cigarettes is a clear competitive advantage. This process and our coated film product guarantees freshness, safety and authenticity, while also providing an optimal surface for color printing and label design. Thanks to these technologies, and in large part to our China and international sales teams, we have gained new customers while also growing organically with our current partners. In addition, we are a certified government supplier of BOPP film, which provides us with a consistent revenue stream as we continue to invest in new technologies across our product platform.

In order to support this investment and our continued growth, we have developed a strategic plan, in cooperation with our U.S. partners and independent board members, to reach the U.S. investment community. And while we are geographically distanced from U.S. financial centers, we have begun to build a Wall Street following, which includes analyst coverage and a sustained dialogue with U.S. investors.

Part of our success in reaching the Wall Street community stems from our experience in building a blue-chip customer base that now spans 15 countries and growing. Every day we are actively selling our Company to both potential investors and new customers, and the results show it.



$33.9
$42.7
06
07

Total Revenues
(dollars in millions)

A key initiative for Shiner to attract new customers in 2007 was to take a deliberate sales approach and build specific, product-oriented teams, augmented by industry veterans and a move to more international representatives. These sales teams, bolstered by a results-oriented management team, were critical in achieving our 2007 results and our significant optimism for the future.

Another component of our growth strategy relies on our ongoing commitment to using – and developing – the latest innovation that will enable us to provide high-quality, technically superior products in anti-counterfeiting and other packaging films. Our true competitive advantage, both in China and worldwide, lies in our investment in research and development. We have always held to the ideal that developing the newest technologies, chemistries and manufacturing techniques with a clear focus on cost competitiveness provides monumental value to customers and drives value for our shareholders.

Adding to these priorities, we are also focused on developing environmentally friendly products. Often manufacturers lose sight of the impact their products might have on the global landscape. However, we are taking a different approach – using water-based ink or "green" coatings for our films – to ensure our products are eco-friendly, while providing a high level of quality to our customers.

This type of market leadership helped distinguish Shiner in 2007, and resulted in numerous awards for our technology and business success. Shiner was honored as a Nationally-Focused Advanced Technology Enterprise by the PRC's State Torch Program, which recognizes companies for their dedication to technological advancement. The PRC's Department of Science and Technology of Hainan Province also celebrated Shiner for our innovative coated films and color printing technologies, selecting them as "Key Sci-Tech Projects of Hainan Province." In addition, we were honored to receive the World Chinese Entrepreneurs Creativity Medal at the 4th World Summit of Chinese Entrepreneurs.

Clearly, we are very proud of our team and the work they have done to achieve such recognition, and we are gratified by the recognition from our customers who continue to grow their business with us. It is thanks to our people and their dedication that Shiner was able to make such significant strides during 2007. Great products and superior packaging film technology will continue to drive Shiner forward.

Fiscal 2008 Financial Guidance

- We project fiscal 2008 revenue to grow more than 50% and exceed $64 million
- We project fiscal 2008 net income to be in the range of $8.0 - $9.0 million, an increase of more than 75%
- We expect to grow our production capacity 63% from 17,200 tons in 2007 to more than 28,000 tons in 2008
- We anticipate the worldwide flexible packaging market to grow approximately 12% in 2008 and the anti-counterfeit packaging market to grow at a significantly faster rate

Entering 2008, we have a solid foundation from which to build. We expect to grow our revenues more than 50 percent over 2007, led by growth in all segments, but particularly anti-counterfeit film. We also expect this volume to translate to a more than 75 percent earnings increase in 2008 year-over-year. We are confident that we have the right team in place, a strong and growing customer base, and the next generation of flexible packaging products that can help us achieve these goals.

I am proud of the momentum we created in 2007, and I am confident that with the support of our employees, customers and shareholders, we will make 2008 another record year.

On behalf of the board of directors, management and the entire Shiner International team, I'd like to thank you for your partnership.

Sincerely,

Mr. Jian Fu
Chief Executive Officer
Shiner International

Company Information

Executive Officers

Mr. Jian Fu
Chief Executive Officer

Ms. XueZhu Xu
Chief Financial Officer

Mr. Qingtao Xing
President

Mr. MingBiao Li
Vice President

Mr. WenBo Xie
Technical Director

Board of Directors

Mr. Yuet Ying
Chairman, Shiner International

Mr. Jian Fu
Chief Executive Officer, Shiner International

Mr. Arnold Staloff
Chairman of the Audit Committee, Shiner International,
Director, Lehman Brothers Derivative Products Inc.,
Director, Lehman Brothers Financial Products Inc.,
Director, Exchange Lab Inc.

Mr. Joseph S. Rizzello
CEO, National Stock Exchange, Inc.,
Chairman and CEO, NSX Holdings, Inc.

Mr. Brian G. Cunat
President, Cunat, Inc.,
Chairman, Golden Eagle Community Bank

Annual Meeting Date

Shiner currently anticipates holding its 2009 Annual Meeting of Stockholders during the second quarter of 2009. Stockholders who wish to submit a proposal for inclusion in the proxy statement and proxy for the 2009 Annual Meeting must submit such proposal in writing to our principal executive office, to the attention of Ms. DanDan Xing, our corporate secretary, no later than Dec. 31, 2008 as required by the rules and regulations promulgated by the Securities and Exchange Commission. Our determination of whether we will oppose inclusion of any proposal in the company's proxy statement and proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the Securities and Exchange Commission.

Company Headquarters

19th Floor, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou City, Hainan Province
China 570125

Common Stock Listing

NASDAQ Capital Market
(Symbol: BEST)

Transfer Agent

StockTrans, Inc.
44 West Lancaster Ave
Ardmore, PA 19003
Telephone: 610-649-7300

Independent Accountants

Goldman Parks Kurland Mohidin LLP
Encino, California

Stockholder Information

The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be provided free of charge to any shareholder upon written request, and is available at the Shiner International website www.ShinerInc.com by clicking on the SEC Filings link in the Investor Relations section.

For more information, please contact the Company via the website at www.ShinerInc.com or its outside investor relations firm:

Jeff Lambert, Managing Partner
Lambert, Edwards & Associates
171 Monroe Ave., Suite 400
Grand Rapids, Michigan 49503
Telephone: 616-233-0500

Website

www.ShinerInc.com




DSWM

赛诺国际有限公司
SHINER INTERNATIONAL, INC.

19th Floor, Didu Building, Pearl River Plaza
No.2 North Longkun Road
Haikou City, Hainan Province
China 570125

P 86- 898-68581104
E info@shinerinc.com
www.shinerinc.com